Exhibit 21.1
Guess?, Inc.
List of Subsidiaries
(as of January 29, 2022)

Name of Subsidiary	Country	Percent Ownership
G-LABS SAGL	Switzerland	51%
Grupo Guess, S. de R.L. de C.V.	Mexico	51%
Guess Apparel Andorra SLU	Andorra	100%
Guess Apparel Spain, S.L.	Spain	100%
Guess? Asia Limited	Hong Kong	100%
Guess? Asia Limited Taiwan Branch	Taiwan	100%
Guess Austria GmbH	Austria	100%
Guess Bel LLC	Belarus	100%
Guess Belgium S.P.R.L.	Belgium	100%
Guess? Brasil Comercio e Distribuicao S.A.	Brazil	60%
Guess? Canada Corporation	Canada	100%
Guess Canary Islands, S.L.	Spain	51%
Guess? CIS LLC	Russia	70%
Guess? Deutschland GmbH	Germany	100%
Guess Distribution CIS	Russia	100%
Guess? Euro-Canada, B.V.	Netherlands	100%
Guess? Europe, B.V.	Netherlands	100%
Guess Europe Sagl	Switzerland	100%
Guess Finland Oy	Finland	100%
Guess France S.A.S.	France	100%
Guess? Holdings Korea Limited Liability Company	Korea	100%
Guess Hungary KFT	Hungary	100%
Guess? India Private Limited	India	100%
Guess? IP GP LLC	United States	100%
Guess? IP Holder L.P.	United States	100%
Guess? IP LP LLC	United States	100%
Guess Italia S.r.l.	Italy	100%
Guess? Japan LLC	Japan	100%
Guess Kazakhstan LLP	Kazakhstan	100%
Guess? Licensing, Inc.	United States	100%
Guess Luxembourg S.a.r.l.	Luxembourg	100%
Guess Macau, Ltd.	Macau	100%
Guess Norge AS	Norway	100%
Guess Poland Sp. z o.o.	Poland	100%
Guess Portugal, LDA	Portugal	60%
Guess? Retail, Inc.	United States	100%
Guess Retail Cyprus Ltd.	Cyprus	100%
Guess Retail Czech Republic s.r.o.	Czech Republic	100%
Guess Retail Denmark ApS	Denmark	100%
Guess Retail Hellas Single Member Private Co	Greece	100%
Guess Retail (Ireland) Limited	Ireland	100%
Guess Retail Sweden AB	Sweden	100%
Guess Service de Mexico S. de R.L. de C.V.	Mexico	100%
Guess? (Shanghai) Limited	China	100%
Guess? Singapore Pte. Ltd.	Singapore	100%
Guess Turkey Perakende Satis Magazacilik Ve Ticaret Limited Sirketi	Turkey	100%
Guess Turkey Giyim Ithalat ve Dagitim Limited Sirketi	Turkey	100%
Guess Uruguay SRL	Uruguay	100%
Guess U.K. Limited	United Kingdom	100%
Guess? Value LLC	United States	100%
Guess.com, Inc.	United States	100%
Guess Holding SAGL	Switzerland	100%
Guess Service Poland Sp. Z o.o.	Poland	100%
Guess Global Holding GmbH	Switzerland	100%